Exhibit 99.1

STR Holdings Announces New CEO
President of STR Solar Robert S. Yorgensen Appointed as CEO of STR

ENFIELD, Conn. — December 7, 2011 — STR Holdings, Inc. (NYSE:STRI - News) today announced that Robert S. Yorgensen will succeed Dennis L. Jilot as STR’s Chief Executive Officer and President.  Yorgensen, who currently serves as President of the Company’s solar business, will assume his new role commencing January 1, 2012.  Mr. Jilot will continue as Chairman of the Board of Directors.

Yorgensen has been President of STR’s solar encapsulant business for the past 14 years, during which time annual revenue grew from $5 million to $259 million.  STR’s Board of Directors concluded that given his expert knowledge of the business, strong industry credentials and exceptional track record of successful growth, the continuity of Yorgensen’s leadership is in the best interests of the Company’s shareholders, customers and employees.

“Bob contributes an unparalleled depth of knowledge and experience to STR, and I believe he is the best choice to lead STR in the years ahead,” stated Dennis Jilot. “He began his career at STR in 1985 following his graduation from the University of Connecticut and has made major contributions to product development, process engineering and business development.  He is recognized as a pioneer in our industry and has been published numerous times in industry journals.  The growth in solar we experienced under his leadership is testimony to his ability to execute our strategy and to continue to lead the Company in its next chapter.”

“I am grateful for all that Den has done to prepare me for this role and look forward to the opportunity to take the helm,” said Yorgensen.  “Den built STR from a tiny company focused on providing quality assurance services into a global leader in the field of solar module encapsulation.  I am very excited about the prospects for solar energy in the post grid parity era while we continue to navigate the challenges of today’s solar market.”

Jilot’s retirement as CEO caps a successful tenure at STR.  After assuming leadership in 1997, Jilot transformed STR from a quality assurance services and specialty manufacturing company into a global provider of high quality, superior performance encapsulants to the photovoltaic industry.  STR’s annual revenue grew from $26 million to $372 million during Jilot’s tenure.  In 2009, Jilot led STR’s successful initial public offering.  The recent sale of the Company’s Quality Assurance business for $275 million transformed STR into a pure play solar company.

“Now is the appropriate time for me to hand the reins to Bob,” stated Jilot.  “I accepted the challenge of running STR 14 years ago, and have had a tremendously enjoyable experience working with Bob and the rest of the STR family to build the company into a leader in the solar industry.  With the sale of our Quality Assurance business and Bob already managing our solar business, the Board and I feel this is the right time to move forward with our succession plan.  I look forward to continuing to influence the company’s success as Chairman.”

About STR Holdings, Inc.

STR Holdings, Inc. is a leading global provider of high quality, superior performance encapsulants to the photovoltaic module industry. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strholdings.com.

Safe Harbor Statement

This press release and any oral statement made in respect of the information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based upon assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances. However, these forward-looking statements are not guarantees of future performance or financial or operating results. The Company undertakes no obligation to publicly update any forward-looking statements contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

STR Holdings, Inc.

Joseph C. Radziewicz

Controller and Principal Accounting Officer

(860) 758-7325

joseph.radziewicz@strholdings.com

or

ICR, Inc.

Gary Dvorchak, CFA

Senior Vice President

Investor Relations Consultant

(310) 954-1123

Gary.Dvorchak@icrinc.com